EXHIBIT 99.1



                                December 21, 1999


FOR IMMEDIATE RELEASE                                    Contact: Cheryl Taylor
                                                                   972-392-1599


                          THE GREAT TRAIN STORE COMPANY
                  ANNOUNCES TRANSFER TO THE OTC BULLETIN BOARD


         (December  21,  1999  -  DALLAS)  The  Great  Train  Store  Company,  a
Dallas-based national chain of train-themed toy, hobby and gift stores, announced Tuesday that trading of its common stock will be transferred from the Nasdaq Small-Cap Market to the OTC Bulletin Board effective at the opening of trading on December 22, 1999.

         The Great Train Stores are a national chain of unique, upscale specialty retail stores with "more trains than you ever imagined," selling a wide range of merchandise all relating to trains and railroading. There are currently 56 stores operating in 27 states and the District of Columbia, primarily located in highly trafficked regional malls and festival marketplaces.

         The Great Train Stores are owned and operated by The Great Train Store Partners, L.P., a wholly-owned subsidiary of The Great Train Store Company.

         Actual results may differ materially from "forward-looking" statements due to a number of important factors. Those factors, including possible difficulties in obtaining appropriate merchandise for its stores on a timely basis and successfully operating such stores, are more fully discussed in the Company's most recent Form 10-K and Exhibit 99.1 attached to the Company's Form 10-Q for the second quarter of 1999, a copy of which is available without charge from the Company.